Exhibit 5.1

Writer’s email: kps@fdlawlv.com

November 27, 2023

Board of Directors

Oranco, Inc.

6470 East Johns Crossing, Suite 160
Johns Creek, GA 30097

Re:	Oranco, Inc.

Ladies and Gentlemen:

You have requested our opinion as special Nevada counsel with respect to certain matters in connection with the filing by Oranco, Inc., a Nevada corporation (the “Company”) on the date hereof of the Registration Statement on Form S-1 (the “Registration Statement”) and prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the initial public offering of up to 2,300,000 of the common stock, par value $0.001 per share (the “Common Stock”), and up to 80,000 of the common stock underlying the warrants granted by the Company to Joseph Stone Capital, LLC (the “Warrant Stock,” and together with the Common Stock, the “Offered Stock”).

In arriving at the opinion expressed below, we have examined such corporate proceedings, records and documents, and such matters of law, as we have considered necessary for the purposes of this opinion. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. As part of our examination, we have examined the following documents, among others:

A.	the Registration Statement;

B.	the Articles of Incorporation of the Company, as amended;

C.	the Bylaws of the Company;

D.	a Certificate of Good Standing issued by the Secretary of State of the State of Nevada, dated October 31, 2023 certifying that the Company is in existence and in good standing in the State of Nevada;

E.	a certain Unanimous Written Consent of the Board of Directors of the Company, dated March 2, 2023;

F.	a certain Majority Written Consent of the Shareholders and Unanimous Written Consent of the Sole Director, dated June 8, 2023;

G.	a certain Majority Written Consent of the Shareholders and Unanimous Written Consent of the Sole Director, dated October 10, 2023; and

H.	a certain certificate of the officers of the Company certifying as to certain factual matters.

3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452

November 27, 2023

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Offered Stock has been duly authorized validly issued, fully paid and non-assessable.

We are admitted to practice only in the state of Nevada and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the state of Nevada, and we express no opinion with respect to any state securities or blue-sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

November 27, 2023

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ FLANGAS LAW GROUP

FLANGAS LAW GROUP